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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]



                                 August 19, 1998



InterVU Inc.
6815 Flanders Drive, Suite 200
San Diego, California 92121

                  Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

                  In connection with the registration by InterVU Inc., a Delaware corporation (the "Company"), of 3,957,737 shares of common stock, par value $.001 per share (the "Shares"), of the Company to be issued pursuant to the 1996 Stock Plan of InterVU Inc. (the "1996 Plan"), The 1998 Stock Option Plan of InterVU Inc. (the "1998 Plan") and the Employee Qualified Stock Purchase Plan of InterVU Inc. (the "Stock Purchase Plan," and together with the 1996 Plan and the 1998 Plan, the "Plans") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 19, 1998 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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LATHAM & WATKINS

InterVu Inc.
August 19, 1998
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                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             /s/    LATHAM & WATKINS